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                                                                   Exhibit 99.11

                               AVANEX CORPORATION

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of __________________, 2002, between Oplink Communications, Inc., a Delaware corporation ("Oplink"), and the undersigned stockholder (the "Stockholder") of Avanex Corporation, a Delaware corporation ("Avanex").

                                    RECITALS

     A. Avanex, Pearl Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Avanex ("Merger Sub"), and Oplink are entering into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Oplink. Pursuant to the Merger, all outstanding shares of Oplink Common Stock will be automatically converted into Avanex Common Stock, as set forth in the Merger Agreement, and Oplink will become a wholly owned subsidiary of Avanex; and

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of Avanex and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Merger Agreement by Oplink, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Avanex over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  1.    Certain Definitions. Capitalized terms not defined herein shall have the
        -------------------
meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

        (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.


        (c) "Shares" shall mean: (i) all securities of Avanex (including all shares of Avanex Common Stock and all options, warrants and other rights to acquire shares of Avanex Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Avanex (including all additional shares of Avanex Common Stock and all additional options, warrants and other


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rights to acquire shares of Avanex Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

     (d) "Transfer." A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

  2.    Transfer of Shares.
        ------------------

        (a) Transferee of Shares to be Bound by this Agreement. Stockholder
            --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have executed a counterpart of this Agreement and a proxy in the form attached hereto as
Exhibit A.
---------

        (b) Transfer of Voting Rights. Stockholder agrees that, during the
            -------------------------
period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

  3.    Agreement to Vote Shares.
        ------------------------

        (a) Agreement to Vote. Prior to the Expiration Date, at every meeting of
            -----------------
the stockholders of Avanex called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Avanex with respect to the following matters, Stockholder (in his or her capacity as such) shall vote the Shares: (i) in favor of the approval of the issuance of shares of Avanex Common Stock to the stockholders of Oplink pursuant to the terms of the Merger Agreement (the "Share Issuance"); (ii) in favor of each of the transactions contemplated by the Merger Agreement; (iii) in favor of any matter that could reasonably be expected to facilitate the Merger; and (iv) against any matter that could reasonably be expected to prevent the Merger.

        (b) No Other Agreement. Prior to the Expiration Date, Stockholder shall
            ------------------
not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

  4.    Irrevocable Proxy. Concurrently with the execution of this Agreement,
        -----------------
Stockholder agrees to deliver to Oplink a Proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent
---------
permissible by law, with respect to the Shares.

  5.    Representations and Warranties of the Stockholder. Stockholder (i) is
        -------------------------------------------------
the beneficial owner of the shares of Avanex Common Stock indicated on the final page of this Agreement,free and

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clear of any liens, adverse claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Avanex other than the shares of Avanex Common Stock and options and warrants to purchase shares of Common Stock of Avanex indicated on the final page of this Agreement; and (iii) has full power and legal capacity to make and enter into this Agreement and the Proxy and to carry out his or her obligations under the terms of this Agreement and the Proxy.

  6.     Additional Documents.  Stockholder (in his or her capacity as such)
         --------------------
hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Oplink, to carry out the intent of this Agreement.

  7.     Termination.  This Agreement, the Proxy and all obligations of
         -----------
Stockholder hereunder and thereunder shall terminate and shall have no further force or effect as of the Expiration Date.

  8.     Miscellaneous.
         -------------

         (a) Severability. If any term, provision, covenant or restriction of
             ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) Binding Effect and Assignment. This Agreement and all of the
             -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

         (c) Amendments and Modification. This Agreement may not be modified,
             ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d) Specific Performance; Injunctive Relief. The parties hereto
             --------------------
acknowledge that Oplink shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Oplink upon any such violation, Oplink shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Oplink at law or in equity.

         (e) Notices. All notices and other communications pursuant to this
             -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to Oplink:     Oplink Communications, Inc.

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                                    3469 North First Street
                                    San Jose, CA 95134
                                    Attention:  Chief Executive Officer
                                    Fax No.:  (408) 433-0606

                                    With a copy to:

                                    Cooley Godward LLP
                                    3000 El Camino Real
                                    Palo Alto, CA 94306
                                    Attention: Eric Jensen
                                               Suzanne Sawochka Hooper
                                    Fax No.:  (650) 849-7400

                  If to Stockholder: To the address for notice set forth on the signature page hereof.

         (f) Governing Law. This Agreement shall be governed by the laws of the
             -------------
State of Delaware, without reference to rules of conflicts of law.

         (g) Entire Agreement. This Agreement and the Proxy contain the entire
             ---------------
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties, both oral and written, with respect to such subject matter.

         (h) Officers and Directors. To the extent that Stockholder is or
             ----------------------
becomes (during the term hereof) a director or officer of Avanex, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of Avanex in exercising its rights under the Merger Agreement.

         (i) Effect of Headings. The section headings are for convenience only
             ------------------
and shall not affect the construction or interpretation of this Agreement.

         (j) Counterparts. This Agreement may be executed in several
             ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (k) No Obligation to Exercise Options. Notwithstanding any provision of
             ---------------------------------
this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire any Avanex Common Stock.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in his or her capacity as a stockholder. Such signature in no way affects his or her obligations as an officer or director of Avanex.

OPLINK COMMUNICATIONS, INC.                                   STOCKHOLDER

By:  -----------------------------      By:  -----------------------------------
                                             Signature

Name: ----------------------------      Name:  ---------------------------------

Title: ---------------------------      Title:  --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Print Address

                                        ----------------------------------------
                                        Telephone

                                        ----------------------------------------
                                        Facsimile No.

                                        Share beneficially owned:

                                        ---------  Avanex Common Shares

                                        ---------  Avanex Common Shares
                                                   issuable upon exercise of
                                                   outstanding options or
                                                   warrants

                   [Signature Page to Avanex Voting Agreement]

                                    Exhibit A

                                IRREVOCABLE PROXY

     The undersigned stockholder of Avanex Corporation, a Delaware corporation ("Avanex"), hereby irrevocably (to the fullest extent permitted by law) appoints Frederick Fromm and Bruce Horn, directors on the Board of Directors of Oplink Communications, Inc., a Delaware corporation ("Oplink"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all securities of Avanex (including all shares of Avanex Common Stock and all options, warrants and other rights to acquire shares of Avanex Common Stock) owned by the undersigned as of the date of this proxy (the "Proxy") and all additional securities of Avanex (including all additional shares of Avanex Common Stock and all additional options, warrants and other rights to acquire shares of Avanex Common Stock) of which the undersigned acquires ownership of record during the period from the date of this Proxy through the Expiration Date (as defined below) (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Oplink as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to the voting of the Shares on the matters referred to in the third full paragraph of this Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Oplink, and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Oplink entering into that certain Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), by and among Avanex, Pearl Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Avanex ("Merger Sub") and Oplink. The Merger Agreement provides for the merger of Merger Sub with and into Oplink in accordance with its terms (the "Merger"). Pursuant to the Merger, all outstanding capital stock of Oplink shall be converted into the right to receive Avanex Common Stock and Avanex shall issue shares of Avanex Common Stock to the stockholders of Oplink pursuant to the terms of the Merger Agreement (the "Share Issuance"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Avanex and in every written consent in lieu of such meeting (i) in favor of the Share Issuance, (ii) in favor of each of the transactions contemplated by the Merger Agreement, (iii) in favor of any matter that could reasonably be expected to facilitate the Merger, and (iv) against any matter that could reasonably be expected to prevent the Merger.

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     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in his or her capacity as a stockholder. Such signature in no way affects his or her obligations as an officer or director of Avanex.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:                                      , 2002
       -------------------------------------

                   Signature of Stockholder:  ----------------------------------

                   Print Name of Stockholder: ----------------------------------

                   Shares beneficially owned:

                           ----------  Avanex Common Shares

                           ----------  Avanex Common Shares issuable upon
                                       exercise of outstanding options or
                                       warrants








                      [Signature Page to Irrevocable Proxy]